EXHIBIT 21
                                   ----------

                             ASTRONICS CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT


                                      Ownership                   State of
Subsidiary                            Percentage                Incorporation
----------                            ----------                -------------
Luminescent Systems, Inc.                100%                      New York

MOD-PAC CORP                             100%                      New York